Exhibit 99.1

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[LOGO]

Our Core Business – The Select Partner Program

VCampus is in the business of publishing and delivering via the Internet, top brand, high quality online courses to the millions of busy professionals worldwide who seek valuable certifications that are essential for success in their careers.

VCampus creates branded courses by partnering exclusively with well-established and globally respected certification and credentialing organizations whose certifications are in high demand.

©2005 VCampus Corporation. All Rights Reserved.	CONFIDENTIAL

The Select Partner Business Model

•                  VCampus identifies high demand subject areas for certification through market research and surveys

•                  VCampus finds the leading certifying organization for each subject area or a well established training organization delivering certification courses using traditional classroom methods

•                  VCampus enters into a long term exclusive partnership whereby VCampus publishes and distributes online versions of traditional courses and shares in the tuition revenue from sales of these courses

Market Demand

•                  How courses are being delivered today:

•                  Instructor led classroom training accounts for 66% of all certification test preparation courses

•                  Traditional non-internet based self study using text books and videotapes or DVDs and CDROMs accounts for 33% of all courses delivered worldwide today.

•                  Online courses account for 1% of the method of delivering courses for certification preparation

•                  Certification demand is being driven by employers who:

•                  Use certifications for screening and improving quality and competitiveness of professional workforce

•                  Use tuition reimbursements as employee benefit to attract and retain talent

•                  Use certifications for regulatory compliance

•                  Desire specialized certifications as portable, global credentials to earn more money and have more job opportunities

A lifetime of spending

Initial
Certification		Recertification		Recertification			Recertification
(Review	Required CPEs	(Review	Required CPEs	(Review	Required CPEs	Continues	(Review	Required CPEs
Course +)	(CPE Courses)	Course)	(CPE Courses)	Course)	(CPE Courses)	throughput career	Course)	(CPE Courses)

Career Start								Retirement
Age 22		27		32			62	65

Benefits of Online Courses

•                  To employers and students:

•                  Cost Savings from $1,500 to $4,000 compared to classroom courses

•                  Convenience of Online – Anytime, Anywhere

•                  To certifying bodies:

•                  Global expansion

•                  Rapidly incorporate new knowledge in fast changing subject areas

•                  Circumvents global shortage of expert instructors

•                  Blended learning

•                  Higher margins of 90% compared to 20% for classroom courses

Select Partner Program Screening Criteria

•                  Select partner prospect checklist:

•                  Can provide VCampus with target average annual rate of return of 150% or higher in three to five years

•                  20% growth rate in new certification candidates

•                  Has over 10,000 professional certified members to drive CPE demand

•                  Offers on the average $200 net revenue to VCampus per course delivery

•                  Offers VCampus a share of tuition revenues from sale of online courses – Typically 30%-60% depending on a number of factors and shares in the cost of online course development

•                  Exclusive relationship for five years